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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 2, 2007
Date of report (Date of earliest event reported)

GB&T Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

0-24203 (Commission File Number)	58-2400756 (IRS Employer Identification No.)
500 Jesse Jewell Parkway, S.E., Gainesville, Georgia (Address of Principal Executive Offices)	30501 (Zip Code)

770-532-1212
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        As previously disclosed, GB&T Bancshares, Inc. ("GB&T") and SunTrust Banks, Inc. ("SunTrust") entered into an Agreement and Plan of Merger dated as of November 2, 2007 (the "Agreement"). The Agreement provides that GB&T will merge with and into SunTrust, with SunTrust continuing as the surviving entity (the "Merger"), and that each issued and outstanding share of GB&T common stock (excluding shares owned by GB&T or SunTrust) will be converted into the right to receive 0.1562 shares of SunTrust common stock (the "Exchange Ratio"). Cash will be paid in lieu of fractional shares.

        The Agreement also provides that each issued and outstanding option to purchase shares of GB&T common stock will be converted into an option to purchase the number of whole shares of SunTrust common stock equal to the number of shares of GB&T common stock subject to the stock option multiplied by the Exchange Ratio (rounded down to the nearest whole share). The exercise price per share of the SunTrust stock option will equal the exercise price for the GB&T stock option divided by the Exchange Ratio.

        The Agreement is included as Exhibit 2.1 to this report and contains customary representations and warranties that GB&T and SunTrust made to each other. The Agreement should not be read alone, but should instead be read together with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the Proxy Statement/Prospectus that the parties will be filing in connection with the Merger, as well as in GB&T's Forms 10-K, Forms 10-Q, Forms 8-K and other filings, and SunTrust's Forms 10-K, Forms 10-Q, Forms 8-K and other filings, that each of GB&T and SunTrust respectively make with the Securities and Exchange Commission (the "SEC").

        The Agreement contains customary covenants of GB&T and SunTrust, including, among others, covenants by GB&T to conduct its business in the ordinary course between the signing of the Agreement and completion of the Merger, and to maintain and preserve its business organizations and relationships during such period.

        In the Agreement, GB&T has agreed to call a meeting of its shareholders for the purpose of obtaining the requisite shareholder approval required in connection with the Merger. SunTrust is not required to obtain shareholder approval of the Merger. GB&T has also agreed not to (1) solicit proposals relating to alternative business combination transactions, (2) subject to certain exceptions consistent with the fiduciary duties of the GB&T Board of Directors, participate in discussions or negotiations concerning alternative business combination transactions or (3) enter into any agreement regarding any alternative business combination transaction.

        Concurrently with the signing of the Agreement, certain shareholders beneficially owning approximately 8.0% of GB&T's issued and outstanding common stock executed voting agreements with SunTrust pursuant to which those shareholders agreed to vote their shares in favor of the Merger at the GB&T shareholder meeting.

        The Agreement contains certain termination rights for GB&T and SunTrust and provides that, upon termination of the Agreement under specified circumstances, GB&T will be required to pay SunTrust a termination fee of $6 million.

        The completion of the Merger, which is currently anticipated to occur in the second quarter of 2008, is subject to a number of conditions, including (i) approval by GB&T's shareholders, (ii) authorization for listing on the New York Stock Exchange of the shares of SunTrust common stock to be issued to GB&T shareholders in the Merger, (iii) effectiveness of the Form S-4, (iv) approval by all necessary regulatory authorities, (v) the absence of any order, injunction or decree or other legal restraint or prohibition preventing the consummation of the Merger, (vi) subject to certain exceptions and materiality standards, the accuracy of the representations and warranties of the parties,

(vii) material compliance of the parties with their obligations under the Agreement and (viii) the delivery of customary tax opinions from counsel to GB&T and counsel to SunTrust.

        The foregoing descriptions of the Merger and the Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Where You Can Find Additional Information About The Merger

        The proposed Merger will be submitted to GB&T's shareholders for consideration. SunTrust will file a Form S-4 Registration Statement, GB&T will file a Proxy Statement and both companies will file other relevant documents regarding the Merger with the SEC. GB&T will mail the Proxy Statement/Prospectus to its shareholders. These documents, and any applicable amendments or supplements, will contain important information about the Merger, and SunTrust and GB&T urge you to read these documents when they become available.

        You may obtain copies of all documents filed with the SEC regarding the Merger, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents free of charge from SunTrust's website (www.suntrust.com) under the heading "About SunTrust" and then under the heading "Investor Relations" and then under the item "Financial and Regulatory Filings." You may also obtain these documents, free of charge, from GB&T's website (www.gbtbancshares.com) under the section "Corporate Info" and then under the item "Corporation Information" and then under the item "Documents."

Participants in The Merger

        SunTrust and GB&T and their respective directors and executive officers may be deemed participants in the solicitation of proxies from GB&T's shareholders in connection with the Merger. Information about the directors and executive officers of SunTrust and GB&T and information about other persons who may be deemed participants in the Merger will be included in the Proxy Statement/Prospectus. You can find information about SunTrust's executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2007. You can find information about GB&T's executive officers and directors in its definitive proxy statement filed with the SEC on April 18, 2007. You can obtain free copies of these documents from the websites of SunTrust, GB&T or the SEC.

Forward-Looking Statements

        Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. GB&T cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the anticipated effective time of the Merger. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; and the failure of GB&T's shareholders to approve the transaction. Additional factors that may affect future results are contained in GB&T's and SunTrust's filings with the SEC, which are available as described herein. GB&T disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 2.02. Results of Operations and Financial Condition.

        The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information herein, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

        On November 2, 2007, GB&T issued a press release reporting its results for the quarter and nine months ended September 30, 2007. A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.

        The attached press release includes certain financial information which has been determined by methods other than in accordance with GAAP. These non-GAAP financial measures are "tangible book value per share," "return on average tangible assets," "return on average tangible equity" and "tangible equity to tangible assets." Such measures are not measures of financial performance under GAAP and should not be considered as alternatives to the comparable GAAP measures for the applicable period. GB&T has presented reconciling information for each of the above non-GAAP financial measures in the press release. GB&T uses these non-GAAP financial measures in its analysis of GB&T's performance.

  •
  "Tangible book value per share" is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. This measure is important to many investors in the marketplace that are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company. For companies such as GB&T that have engaged in multiple business combinations, purchase accounting can result in the recording of significant amounts of goodwill related to such transactions.

  •
  "Return on average tangible assets" is defined as annualized earnings for the period divided by average assets reduced by average goodwill and other intangible assets. "Return on average tangible equity" is defined as annualized earnings for the period divided by average equity reduced by average goodwill and other intangible assets. GB&T's management includes these measures because it believes that they are important when measuring GB&T's performance exclusive of the effects of goodwill and other intangibles recorded in recent acquisitions, and these measures are used by many investors as part of their analysis of GB&T's performance.

  •
  "Tangible equity to tangible assets" is defined as total equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets. This measure is important to many investors that are interested in the equity to asset ratio exclusive of the effect of changes in intangible assets on equity and total assets.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits

2.1*
Agreement and Plan of Merger, dated as of November 2, 2007, by and between SunTrust Banks, Inc. and GB&T Bancshares, Inc.

99.1
Press Release, dated November 2, 2007

*
Schedules to the Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Agreement have not been filed. Upon request, GB&T will furnish supplementally to the SEC a copy of any omitted schedule. The schedules to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB&T Bancshares, Inc.
By:	/S/ GREGORY L. HAMBY Gregory L. Hamby Executive Vice President and Chief Financial Officer

Dated: November 6, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
2.1*	Agreement and Plan of Merger, dated as of November 2, 2007, by and between SunTrust Banks, Inc. and GB&T Bancshares, Inc.
99.1	Press Release, dated November 2, 2007

*
Schedules to the Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Agreement have not been filed. Upon request, GB&T will furnish supplementally to the SEC a copy of any omitted schedule. The schedules to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.

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SIGNATURES
EXHIBIT INDEX